 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement and Prospectus on Form S-1 of Alzamend Neuro, Inc. of our report dated July 27, 2023 (which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), relating to the financial statements of Alzamend Neuro, Inc., as of and for the year ended April 30, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement and Prospectus.

/s/ Baker Tilly US, LLP

San Diego, California

June 3, 2024